UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2015

HAMILTON BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35693	46-0543309
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

501 Fairmount Avenue, Suite 200, Towson, Maryland	21286
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 823-4510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 13, 2015, Hamilton Bancorp, Inc., the parent company of Hamilton Bank, and Fraternity Community Bancorp, Inc., the parent company of Fraternity Federal Savings & Loan Association, jointly announced the signing of an Agreement and Plan of Merger (“Merger Agreement”) pursuant to which Hamilton Bancorp will acquire, in an all-cash merger, Fraternity Community Bancorp. Under the terms of the Merger Agreement, shareholders of Fraternity Community Bancorp will receive $19.25 for each share of Fraternity Community Bancorp. The press release announcing the transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference. Hamilton Bancorp will file a copy of the Merger Agreement as an exhibit to a separate Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

99.1	Press Release, dated October 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HAMILTON BANCORP, INC.

DATE: October 12, 2015	By:	/s/ Robert A. DeAlmeida
Robert A. DeAlmeida
President and Chief Executive Officer